SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 14, 2001


                                 MEDIFAST, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                         000-23016              13-3714405
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(State or other jurisdiction          (Commission File Number)     (IRS Employer
 of incorporation or organization)                                  Ident. No.)


11445 Cronhill Drive, Owing Mills, Maryland                              21117
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 (Address of principal executive offices)                             (Zip Code)


        Registrant's telephone number, including area code (410)-581-8042
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                  (Former name or former address, if changed since last report.)


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Item 5.  Other Events

     The Medifast Annual Shareholder Meeting was held on June 14, 2001 in Owings Mills, MD. The Shareholders (83% voted in favor) elected the following slate of
Directors: Mr. Bradley T. MacDonald, Rev. Donald F. Reilly, O.S.A., Mr. Michael
C. MacDonald, Mr. Scott Zion and Ms. Kristina DeSantis. The shareholders approved the reappointment of Wooden & Benson, Chartered, as the Company's independent auditors for the fiscal year ending December 31, 2001.

     The Directors elected Mr. Bradley T. MacDonald as Chairman of the Board, CEO, Treasurer and Secretary, and Mr. Scott Zion as Assistant Secretary of the Corporation.

     The Board of Directors of Medifast, Inc. formed a committee of the largest Series "A" Preferred Convertible stockholders, consisting of 120,000 shares or one-third of the shareholders, to advise the Board on the most prudent course of action to satisfy the conversion and/or redemption needs of this class of stockholders.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDIFAST, INC.

Dated:  June 20, 2001

                                            /s/  Bradley T. MacDonald
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                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer